Exhibit 99.2

xG Technology, Inc. Pays Off Debt from IMT Acquisition

Sarasota, Florida—January 17, 2017— xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leader in providing critical wireless communications for use in challenging operating environments, announced today that the Company has paid off debt incurred from the acquisition of Integrated Microwave Technologies (“IMT”) and earlier than required in the original acquisition agreement.

xG completed the $3MM acquisition of IMT on January 29th, 2016 using debt financing from the seller, Skyview Capital, LLC (“Skyview”). xG subsequently recorded a bargain purchase gain on the acquisition of approximately $2.7MM after receiving an independent valuation of the assets acquired. The original agreement required payoff of the debt over the following eighteen months. xG made the final payment on the outstanding debt and, as such, the obligation to Skyview has now been paid in full.

Roger Branton, CFO said, “We wish to formally thank Skyview and its principals for their professionalism in working with us over the past year on the transaction.”

About xG Technology, Inc.

Founded in 2002, xG Technology has developed technologies that enable always-available, always-connected and always-secure voice, broadband data and video communications. The company’s brand portfolio includes xMax and Integrated Microwave Technologies (IMT).

xMax is a patented all-IP, software-defined cognitive radio network that delivers mission-assured wireless connectivity in any RF environment. It provides a solution to the challenges of interoperability, survivability and flexibility in expeditionary and critical communications networks. xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR), making it ideal for wide area, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xMax offers solutions for numerous industries worldwide, including military, emergency response and public safety, telemedicine and critical infrastructure.

IMT is a leading provider of mission-critical video solutions, advanced digital microwave systems and engineering, integration, installation and commissioning services serving the Broadcast, Sports & Entertainment and MAG (Military, Aerospace & Government) markets. Since its inception, IMT has focused on building a product portfolio that incorporates a high level of performance, reliability and build quality, extended operating ranges and compact form factors. IMT’s product lines include digital broadcast microwave video systems, compact microwave video equipment for licensed and license-free sports and entertainment applications, and wireless video solutions designed for use by state, local and federal police departments. More information on IMT can be found at www.imt-solutions.com.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035